UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1493212
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:        333-164031

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the section entitled “Description of Securities” contained in the Registrant’s Registration Statement on Form S-11 (File No. 333-164031), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission on December 24, 2009, including any form of the prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock, $0.01 par value per share, under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Restrictions on Ownership and Transfer” in the Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 16, 2010

EXCEL TRUST, INC.

By:	/S/ GARY B. SABIN
Name:	Gary B. Sabin
Title:	Chairman and Chief Executive Officer